                                                                     Exhibit 3.1

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                        WORLDWIDE WEB NETWORX CORPORATION

         WorldWide Web NetworX Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members and filed with the minutes of the Corporation, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

         RESOLVED, that the Corporation shall amend its Certificate of Incorporation, by deleting the first full paragraph of Section 6 in its entirety and inserting in its place the following:

               6. SHARES. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 110,000,000 shares, of which:

                    (a) 100,000,000 shares shall be designated as Common Stock, having a par value of $.001 per share (the "Common Stock"); and

                    (b) 10,000,000 shares shall be designated as "blank check" Preferred Stock, having a par value of $.01 per share, to be issued with such rights, designations, preferences and other terms and conditions as may be determined by the corporations Board of Directors, from time to time and at any time, in their sole discretion, without any further action by the shareholders of the corporation..

         All other provisions of Section 6 of the Corporation's Certificate of Incorporation, as amended shall remain unchanged and in full force and effect.

         SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Michael E. Norton, its Vice-President and Chief Financial Officer, and Michelle Kain, its Assistant Secretary, this 21st day of May, 1999.

                                      WorldWide Web NetworX corporation

                                      By: //S// Michael E Norton
                                          --------------------------------------
                                          Michael E. Norton, Vice President and
                                          Chief Financial Officer

         (SEAL)

         ATTEST:

         By: //S// MICHELLE KAIN
             -------------------
             Michelle Kain, Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  INSTRA CORP.

         Instra Corp., a corporation organized an existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     1. That the Board of Directors of said corporation, by unanimous written consent, adopted resolutions declaring it advisable and in the best interest of the Company to amend Article I of the Certificate of Incorporation to read as follows: "The name of the corporation is WorldWide Web NetworX Corporation."

     2. That said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote at a meeting of the shareholders by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     3. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

     4. That effective at the close of business on May 18, 1998, the outstanding shares of common stock of the Company were reverse split at the rate of one share for each five (1:5) shares outstanding held by shareholders at the effective time of the reverse split.

         IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by its president this 19th day of May 1998.

                         //S// R G Southwick
                         -------------------
                         Richard G. Southwick, President

                              CERTIFICATE OF MERGER

                                       OF

                        INSTRACORP, AN IDAHO CORPORATION

                                      INTO

                      INSTRA CORP., A DELAWARE CORPORATION

         INSTRA CORP., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

                  NAME                                    STATE OF INCORPORATION
                  ----                                    ----------------------
                  INSTRA CORP.                            Delaware
                  INSTRACORP                              Idaho

SECOND: That a Change of Domicile Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed, and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of the State of Delaware.

THIRD: That the name of the surviving corporation of the merger is INSTRA CORP., a Delaware corporation.

FOURTH: That the Certificate of Incorporation of INSTRA CORP., a Delaware corporation, which is surviving the merger, will be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the Change of Domicile Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 1084 North Hughes, Centerville, Utah 84014.

SIXTH: That a copy of the Change of Domicile Agreement of Merger will be furnished on request and without cost to any shareholder of any constituent corporation.

SEVENTH: That the authorized capital stock of each foreign corporation which is a party to the merger is as follows:

                                                                         Number
                                                                            of            Par Value

                  CORPORATION                              CLASS         SHARES           PER SHARE
                  -----------                              -----         ------           ---------
                  INSTRACORP

                  An Idaho Corporation                     Common        100,000,000           $0.001


EIGHTH: That this Certificate of Merger shall be effective as of 5:00 PM Eastern Daylight Time on Wednesday, July 17, 1996.


         IN WITNESS WHEREOF, said INSTRA CORP., a Delaware corporation, has caused this Certificate of Merger to be signed by Richard G. Southwick, its President, and attested by L. Mark Pratt, its Secretary, this 17th day of July, 1996.

                                                 INSTRA CORP.
                                                 A Delaware Corporation

                                            By  //S// R G SOUTHWICK
                                                -------------------
                                                Richard G. Southwick
                                                President

ATTEST:

By  //S// L MARK PRATT
    ------------------
    L. Mark Pratt, Secretary

krege/hs

                          Certificate of Incorporation

                                       Of

                                  INSTRA CORP.

1.   CORPORATE NAME. The name of the corporation is:  INSTRA CORP.

2. REGISTERED OFFICE AND REGISTERED AGENT. The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. PURPOSES. The nature of the business of this Corporation or the purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. DURATION OF THE CORPORATION. The term for which this corporation shall exist shall be per petual.

5. DIRECTOR(S). The board of directors of the corporation shall consist of not less than three (3) nor more than five (5) members as the shareholders may from time to time direct. The number of directors constituting the initial board of directors of the corporation shall be three (3) and the names and mailing addresses of the persons who are to serve as directors until the first meeting of the shareholders or until their respective successors are elected and qualify are:

               Richard G. Southwick                 1084 North Hughes
                                                    Centerville, Utah 84014

               Marvin W. Farmer                     S 320 Rivercrest Road
                                                    Post Falls, Idaho 83854

               L. Mark Pratt                        2859 Whitehall Drive
                                                    West Valley City, Utah 84119

6. SHARES. The total number of shares of stock which the corporation shall have authority to issue is one hundred million (100,000,000) shares of common stock having a par value of one-tenth of one cent ($0.001) each amounting in the aggregate to one hundred thousand dollars ($100,000.00). Such shares shall be non-assessable.

7. NO PREEMPTIVE RIGHTS. The authorized or treasury shares of the corporation may be issued at such time, upon such terms and conditions, and for such consideration as the board of directors of the corporation shall determine; and the shareholders shall have no preemptive rights to acquire unissued or treasury shares of the corporation.


8. BYLAWS. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter, or repeal the bylaws of the corporation. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide. Meetings of shareholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statues) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.


9. RESERVATION OF RIGHT TO CHANGE CERTIFICATE OF INCORPORATION. The corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

10. INCORPORATOR(S). The name and mailing address of the sole incorporator is as follows:

               Krege B. Christensen                  4010 Lares Way
                                                     Salt Lake City, Utah 84124

         The undersigned, Krege B. Christensen, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is the act and deed of the undersigned and that the facts stated are true, and accordingly has hereunto set his hand on or as of July 17, 1996.

                        //S// K Christensen
                        -------------------
                             Krege B. Christensen




krege/hs